Exhibit 3.5


                            CERTIFICATE OF CORRECTION
                                     TO THE
                            CERTIFICATE OF FORMATION
                                       OF
                         THERMOENERGY POWER SYSTEMS, LLC
                         ------------------------------

     Pursuant to the provisions of Section 18-211 of the Delaware Limited Liability Company Act, the undersigned limited liability company hereby submits the following Certificate of Correction to the Delaware Secretary of State:

     1. The document to be corrected by this Certificate of Correction is the Certificate of Formation filed by the Delaware Secretary of State on June 1, 2000.

     2. The title of the Certificate of Formation and Paragraph 1 of the Certificate of Formation are incorrect in that each refers to the company's name as "ThermoEnergy Integrated Power Systems, LLC", rather than its intended name "ThermoEnergy Power Systems, LLC".

     3. The correct form of the title of the Certificate of Formation is as follows:

                            "CERTIFICATE OF FORMATION
                                       OF
                        THERMOENERGY POWER SYSTEMS, LLC"

     4.   The correct form of Paragraph 1 is as follows:

          "1.  The name of the Company is ThermoEnergy Power Systems, LLC."

     IN WITNESS WHEREOF, the company has caused this Certificate of Correction to be executed by its duly authorized officer on July 31, 2000.


                                           THERMOENERGY POWER SYSTEMS, LLC


                                           By: /s/ Dennis Cossey
                                              -------------------------------
                                               Dennis Cossey, Chairman